QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2002

Household Mortgage Funding Corporation III
(Exact name of registrant as specified in charter)

Delaware	333-89800-02	71-0888429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Town Center Drive, Las Vegas, Nevada 89144
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (702) 243-1579

Item 1. Changes in Control of Registrant.

        Not Applicable.

Item 2. Acquisition or Disposition of Assets.

        Not Applicable.

Item 3. Bankruptcy or Receivership.

        Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

        Not Applicable.

Item 5. Other Events.

        On July 3, 2002, Household Mortgage Loan Trust 2002-HC1 (the "Trust") sold Closed-End Mortgage Loan Asset Backed Notes, Series 2002-HC1 (the "Notes"), for $1,051,007,000. The Trust property consists primarily of a pool of closed-end, fixed- and adjustable-rate mortgage loans (the "Mortgage Loans"), including the right to receive payments due on the Mortgage Loans on and after the applicable cut-off date.

        In connection with the sale of the Notes, the Trust entered into (1) a Sale and Servicing Agreement (the "Sale and Servicing Agreement"), among Household Mortgage Funding Corporation III, as depositor, Household Mortgage Loan Trust 2002-HC1, as issuer, Household Finance Corporation, as master servicer, and JPMorgan Chase Bank, as indenture trustee, (2) an Amended and Restated Trust Agreement (the "Trust Agreement"), among Household Finance Corporation, Household Mortgage Funding Corporation III, as depositor and U.S. Bank Trust National Association, as owner trustee and (3) an Indenture (the "Indenture"), between Household Mortgage Loan Trust 2002-HC1, as issuer and JPMorgan Chase Bank, as indenture trustee. The Sale and Servicing Agreement, Trust Agreement and Indenture are annexed hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 6. Resignations of Registrant's Directors.

        Not Applicable.

Item 7. Financial Statements and Exhibits

  (a)
  Financial statements of businesses acquired.
  Not applicable

  (b)
  Pro forma financial information.
  Not applicable.

  (c)
  Exhibits.
  The following is filed herewith:

Exhibit No.	Description
99.1	Sale and Servicing Agreement dated as of July 3, 2002.
99.2	Trust Agreement dated as of July 3, 2002.
99.3	Indenture dated as of July 3, 2002.

Item 8. Change in Fiscal Year.

        Not Applicable.

Item 9. Regulation FD Disclosure.

        Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOUSEHOLD MORTGAGE FUNDING CORPORATION III
By:	/s/ Patrick D. Schwartz Patrick D. Schwartz Vice President and Assistant Secretary

QuickLinks

  Item 1. Changes in Control of Registrant.
  Item 2. Acquisition or Disposition of Assets.
  Item 3. Bankruptcy or Receivership.
  Item 4. Changes in Registrant's Certifying Accountant.
  Item 5. Other Events.
  Item 6. Resignations of Registrant's Directors.
  Item 7. Financial Statements and Exhibits
  Item 8. Change in Fiscal Year.
  Item 9. Regulation FD Disclosure.
SIGNATURES